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Bank of America

May 9, 1995

Smith's Food & Drug Centers, Inc.
1550 South Redwood Road
Salt Lake City, Utah 84104

Attention:   Mr. Casey Jones
             Director of Capital Development
             and Banking

     Reference is made to that certain Agreement dated June 28, 1993, Master Note: Reference and Offshore Rate Advances dated June 30, 1993 (the "Master Note") and amendment dated February 22, 1995, between Bank of America NT & SA (the "Bank") and Smith's Food & Drug Centers, Inc. (the "Company").

     The Bank and Company hereby wish to amend the Agreement as follows:

     (i) Section 2.2 is hereby amended to replace "June 30, 1996" with "June 30, 2000";

     (ii) Section 5.2 is amended to describe the existing paragraph as "(a)" and to add a new paragraph that states "(b) Each extension of credit hereunder shall constitute a representation and warranty by Company that the proceeds of such credit extension will not be used to purchase debt issued by the Company wherein Bank or any of Bank's subsidiaries or affiliates acted as placement agent or underwriter" ;

     (iii) Section 6.7 is amended to replace "$450,000,000; plus" with "$350,000,000; plus"; and

     (iv) Section 6.8 is amended to replace "2.00 to 1:00" with "2.10 to 1:00".

     These changes shall become effective upon the Bank's receipt of an executed original of this amendment. For purposes of covenant compliance amendments (iii) and (iv) above shall be deemed effective as of September 26, 1994.

     Execution and delivery of this amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by the Bank to enter into or provide any other amendments (whether similar or otherwise) in the future.

     Please indicate your agreement with the above changes by obtaining the required signature of an authorized corporate officer (as defined in the Corporate Resolutions to Obtain Credit, dated June 29, 1993) and returning an original to me

                                        Bank of America National Trust
                                        and Savings Association

                                           /s/ Steven F. Sterling

                                        Steven F. Sterling
                                        Vice President


Accepted and Agreed to on
this 16th day of May, 1995:

Smith's Food & Drug Centers, Inc.
By:  /s/ Matthew G. Tezak

Title:    Sr. V.P. & CFO
       Matthew G. Tezak